EXHIBIT 23.1
                       CONSENT OF RICHARD P. GREENE, P.A.
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                                                               December 4, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:     Triangle Imaging Group, Inc.

Dear Sir or Madam:

          This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on December 5, 1996, or as soon thereafter as is reasonably practicable.

                                Very truly yours,

                                            RICHARD P. GREENE, P.A.

                                            /s/ Richard P. Greene

                                            Richard P. Greene
                                            For the Firm

RPG/evb